DATED  3RD JULY  1996









                                    SENETEK PLC               (1)

                                    DR. GERLOF HOMAN (2)















                    ----------------------------------------

                             SUPPLEMENTAL AGREEMENT

                    ----------------------------------------

















                                Trowers & Hamlins
                                  6 New Square
                                  Lincoln's Inn
                                 London WC2A 3RP





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THIS AGREEMENT is made the 3rd day of JULY 1996

BETWEEN

(1) SENETEK PLC a company registered in England under Number 1759068 whose registered office is situated at 23 Palace Street, London SW1E 5HW, England (the "Company"); and

(2) DR. GERLOF HOMAN of [1819 Hermitage Place, Imperial, Missouri 63052, United States of America] ("Dr. Homan").

WHEREAS

This Agreement is supplemental to a service agreement dated 11th August 1995 between the Company and Dr. Homan (the "Service Agreement"). The parties have agreed to amend the Service Agreement in the manner hereinafter set out.

NOW IT IS HEREBY AGREED as follows:

1. With effect from the date hereof the Service Agreement shall be amended as follows:

                 (a) In Clause 2 of the Service Agreement there shall be inserted a new Clause 2(f) as follows:


                           "(f) The expression "Initial Period" shall mean the period from 1st October 1995 to 30th September 1997 and the expression "Additional Period" shall mean the period from 1st October 1997 to 30th September 1998".

                  (b) Clause 3 of the Service Agreement shall be deleted and replaced with the following:

                           "The employment shall be for a fixed period commencing on 1st October 1995 and expiring on 30th September 1998 subject to prior termination hereinafter provided. Dr. Homan shall be obliged to retire on 30th September 1998 and the Company shall not continue or extend this Agreement beyond that date".

                  (c) There shall be inserted a new Clause 4(h) in the Service Agreement as follows:

                           "At the commencement of the Additional Period Dr. Homan shall be entitled to a salary pro rata to his salary at the end of the Initial Period and such salary shall be subject to review in accordance with Clause 4(a) (and such salary shall be paid to him irrespective of whether or not the Company requires Dr. Homan to work for the entire



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                           46 day period  referred to in Clause  7(a)).  For the
                           avoidance of doubt, during the Additional Period Dr. Homan shall continue to be entitled to all other benefits and entitlements due to him under, pursuant to or in connection with this Agreement (except for the 4 weeks holiday entitlement)".

                  (d) In Clause 7(a) of the Service Agreement there shall be inserted after the words "subject to a maximum commitment of 2.5 days per working week, averaged over a period of each calendar month" the following words:

                              "during the Initial Period, and subject to a maximum commitment of a total of 46 days during the Additional Period (on such days as the Company and Dr. Homan may from time to time agree),"

                  (e) In Clause 7(b) of the Service Agreement there shall be inserted after the words "more than the equivalent of
                       2.5 days per working week over any calendar month" the following words:

                              "during the Initial Period, or more than 46 days during the Additional Period".

2. The parties hereby agree that the Service Agreement as amended hereby shall continue in full force and effect in accordance with its terms.


SIGNED BY [ P. A. LOGAN    ]        )
for and on behalf of SENETEK PLC    )     /S/ P. A. Logan
in the presence of:                 )
/s/ Karen Goldsmith
Karen Goldsmith
5 Charlton Drive
Biggin Hill, Kent TN1G 3T2


SIGNED by the said                  )
DR. GERLOF HOMAN                    )    /s/ Gerlof Homan
in the presence of:                 )

Signature of Witness:  /s/ Nancy K. Dennigmann
Full name of Witness: Nancy K. Dennigmann

Address:             1714 Sibley
                     St. Charles, MO 63301
Occupation:          Off. Mgr.




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SENETEK PLC
SENESCENCE TECHNOLOGY
23 PALACE STREET, LONDON SW1E 5HW
(Registered Office)
Tel: 0171-828-4800 Fax: 0171-828-8081



                                SERVICE AGREEMENT
                                -----------------

AN AGREEMENT made the 11th day of August 1995 between:

A. SENETEK PLC whose registered office is situated at 23 Palace Street, London SW1E 5HW, England ("the Company"), and

B. DR. GERLOF HOMAN of 1819 Hermitage Place, Imperial, Missouri 63052, United States of America ("Dr. Homan").

NOW IT IS HEREBY AGREED as follows:
-----------------------

1. The Company shall employ Dr. Homan and Dr. Homan shall serve the Company with effect from the 1st day of October 1995 as the Executive Chairman of the Board of Directors which appointment shall include liaison with the Company's investors and parties acting on their behalf, with additional special responsibilities that shall cover advising on the development and marketing of the Company's products, including in particular the auto-injector syringe and its various applications, advising on additional projects and potential products that may be of value to the Company and its subsidiary and associated companies, and liaising with the Company Secretary, particularly on matters affecting SEC compliance, UK statutory obligations and the distribution of investor information, upon and subject to the following terms and conditions:

2.       In this Agreement:

         (a) the expression the "Board" means the Board of Directors for the time being of the Company, and the expression "subsidiary" means a subsidiary (as defined by Section 736 of the Companies Act 1985) for the time being of the Company;

         (b) the expression "associated company" means, in relation to a company, its holding company (as defined by Section 736 of the Companies Act 1985) or any subsidiary of such holding company and the expression "associates" shall be construed accordingly;

         (c)      "the Act" means the Employment Protection (Consolidation) Act
                  1978;




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         (d)      any  reference  to a  statutory  provision  shall be deemed to
                  include  a  reference  to  any   statutory   modification   or
                  re-enactment of the same;

         (e) references to the singular shall include the plural and vice versa.

3. The employment shall be for a fixed period of two years subject to prior termination as hereinafter provided.

4. (a) The basic remuneration of Dr. Homan shall be a salary (which shall accrue from day to day) at a rate of US$125,000 per annum (subject to annual or earlier review at the discretion of the Board). Such salary shall be payable by equal monthly installments on the last day of every month and the first of such payments shall be made on 31st October 1995. In addition to the annual or earlier review referred to above, Dr. Homan's salary shall be subject to an automatic increase on the 1st day of January of each year by the percentage by which the cost of living has increased, as determined by the US Labor Department, over the immediately preceding twelve months. Such adjusted salary will then become the "basic remuneration" of Dr. Homan for the corresponding year.


     (b) The Board shall, on an annual basis, determine any additional payment, if any, that may be paid to Dr. Homan arising from the performance of his duties. Without prejudice to any payment that may be paid to Dr. Homan in respect of the fiscal year ending December 31, 1995, the first determination shall be in respect of the fiscal year ending 31st December 1996.


     (c) Dr. Homan shall automatically be entitled to participate in any Executive Share Option Scheme and Profit Sharing Scheme that may be operated by the Company.


     (d) Dr. Homan shall (in addition to the usual public and bank holidays) be entitled to four weeks holiday with pay per annum, to be taken at times agreed with the Board. The entitlement to holiday pay accrues pro rata through each year of employment hereunder. At the end of each year of employment hereunder, or upon termination of Dr. Homan's employment hereunder for whatever reason, Dr. Homan shall at his option, be entitled to either payment in lieu of any outstanding holiday entitlement, payment being calculated pro rata to Dr. Homan's remuneration under Clause 4(a) above or to accumulate such holiday entitlement so that it may be taken at a later date. In addition, Dr. Homan may at any time claim from the Company pay in lieu of his holiday entitlement that has accrued in respect of



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          employment  with the Company prior to the date of commencement of this
          Agreement but which, due to pressure of work, it has not been practicable for him to take.

     (e) In case of illness of Dr. Homan or other cause incapacitating him from attending to his duties, Dr. Homan shall continue to be paid during such absence provided that if such absence shall aggregate in all to thirteen weeks in any twenty-six consecutive weeks, the Company may terminate the employment of Dr. Homan hereunder forthwith by notice given on a date not more than fourteen days after the end of the last of such thirteen weeks, in which event the Company shall pay to Dr. Homan a sum equal to six months salary from the date of such termination.

     (f) Dr. Homan and his spouse will be entitled to full medical and dental insurance cover, the premiums being payable by the Company, during the term of this Agreement.


     (g) Dr. Homan shall participate in all benefit plans available to executives of the Company; such plans may include for the benefit of Dr. Homan term or other life insurance (in a form agreed upon by the Board) providing death benefits of $500,000 and long term disability insurance.

5. Dr. Homan's place of work shall be in or within reasonable daily traveling distance of the city of St. Louis, Missouri, United States of America, provided that Dr. Homan may be required to make business visits elsewhere from time to time in connection with his duties hereunder.

6. The Company shall reimburse Dr. Homan all reasonable hotel, travel and other expenses exclusively incurred by him in or about the performance of his duties hereunder, subject to the production of the appropriate receipts or vouchers. In the event that aeroplane journeys have to be undertaken on behalf of the Company, such travel shall be "business class" category, or equivalent standard. Furthermore, if such travel on behalf of the Company's business matters shall exceed a period of 4 days. Dr. Homan's spouse shall, upon Dr. Homan's request, be provided with the same facilities at the cost of the Company.

7.       (a)       During the  continuance  of his  employment  hereunder,  Dr.
                   Homan shall, unless prevented by ill health, devote such time and attention to the business of the Company as the Board may require, subject to a maximum commitment of 2.5 days per working week, averaged over a period of each calendar month, and shall do all in his power to promote, develop, and extend the business





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                    of the  Company  and shall at all times and in all  respects conform to and comply with the directions and regulations made by the Board and also shall not, without the previous consent of the Board, engage in any other business of a similar nature to, or competitive with, that carried on by the Company, its subsidiaries or associates. This shall not be construed so as to preclude Dr. Homan from serving in the capacity of an adviser or director to any company or organisation whose interests are of a dissimilar nature to those of the Company its subsidiaries or associates. There are no fixed hours of work in relation to the employment hereunder.

        (b) To the extent that it may reasonably be necessary for Dr Homan to devote more than the equivalent of 2.5 days per working week over any calendar month, Dr. Homan may provide the Company details of the additional time expended and the nature of the work undertaken and in such circumstances shall be entitled in respect of such additional time worked to additional payment at a rate pro rata to his basic remuneration in clause 4(a) above.

8.   This Agreement shall not be terminated by any:

        (a)     Merger  or   consolidation   where  the   Company   is  not  the
                consolidating or surviving entity; or

        (b) Transfer of all or substantially all of the assets of the Company.

         In the event of any such merger or consolidation or transfer of all or a substantial majority of the assets of the Company, the surviving or resulting entity or the transferee of the Company's assets shall be bound by, and shall have the benefit of, the provisions of this Agreement, and the Company shall endeavour to take all actions necessary to ensure that such entity or transferee is bound by the provisions of this Agreement; it being understood, however, that Dr. Homan's job title, duties and responsibilities may be changed or realigned to reflect the fact that the combination has resulted, but not changed otherwise, to his detriment.

9. Subject to the provisions of the Patent Act 1977, if at any time during the continuance of his employment hereunder, Dr. Homan makes or discovers or participates in the discovery of any invention or improvement upon or in addition to an invention which is applicable to the business for the time being carried on by the Company or its subsidiaries or associates, the same shall be forthwith communicated by him to the Company and shall be the absolute property of the Company, and at the request and expense of the Company, he



                                       4
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        shall give and supply all such information, data, and drawings as may be requisite to enable the Company to exploit such invention, improvement, or addition to the best advantage and shall execute and do all such documents as may be necessary or desirable for obtaining patent or similar protection for the same in such part or parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

10.     Dr.  Homan  shall  not  (except  in the  proper  course  of  his  duties hereunder) either during or after the period of his employment hereunder, divulge to any person and shall use his best endeavours to prevent the publication or disclosure of any trade secret or manufacturing process or any confidential information covering the business or finances of the Company or any of its dealings, transactions, affairs, trade secrets or secret manufacturing processes and any similar confidential information governing any of the subsidiaries or associates, and all notes and memoranda of such trade secrets or information made or received by Dr. Homan during the course of his employment hereunder shall be the property of the Company and shall be surrendered by Dr. Homan to someone duly authorized in that behalf at the termination of his employment.

11. Dr. Homan hereby covenants with the Company that he will not within 2 years after ceasing to be employed hereunder, without the consent of the Company in writing under the hand of a Director duly authorised by a resolution of the Board, directly or indirectly seek to procure orders from or do business with any person, firm, or company who, on the date of Dr. Homan ceasing to be employed hereunder or at any time in the twelve months prior to that date, was a client or customer of the Company or its subsidiary or associated companies and with whom in the course of his employment Dr. Homan shall have had dealings, provided always that nothing in this clause contained shall be deemed to prohibit the seeking or procuring of orders or the doing of business not in direct or indirect competition with the business or businesses aforesaid or any of them.

12. The Company shall provide Dr. Homan with a motor car appropriate to his status for his business and personal use. The Company shall pay all taxation, insurance premiums, maintenance and repair expenses and for all petrol, oil and other running expenses thereof. Dr. Homan shall at all times conform to all regulations which may from time to time be imposed by the Company with respect to motor cars provided by the Company for use by its personnel.


13. The employment of Dr. Homan hereunder may be determined by the Company forthwith if Dr. Homan is guilty of any gross default or gross misconduct in connection with or affecting the business of the Company, or in the event of any material



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        or  substantial  breach  or  non-observance  by Dr.  Homan of any of the stipulations herein contained.

14. Notwithstanding the terms and conditions of this Agreement, Dr. Homan shall be entitled to resign without incurring any penalty upon giving the Company 24 hours notice if he has bona fide reasons for believing that any party appointed to the Board of Directors or to an executive position is or may be prejudicial to the interests of the Company or to himself and, in addition under any circumstances where he believes that the identification and development of any product or the purchase of any organisation or its assets is likely to have similar prejudicial effects.

15. In the event of any dispute or controversy arising from the Agreement, the Company shall pay all reasonable legal fees incurred by Dr. Homan in the settlement of such dispute or controversy, provided that they have been properly and necessarily incurred by Dr. Homan.

16. This Agreement shall take effect from 1st October 1995 and shall from that date supersede any and all other agreements, either oral or in writing and, in particular, Dr. Homan's agreement with the Company dated the 10th day of December 1993 and his agreement dated 10th December 1993 with the Company's wholly owned subsidiary MEIS Corporation (a Delaware corporation) for which, in both cases, he undertakes to relinquish all rights and entitlements without any claim against the Company or MEIS Corporation for such relinquishments, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be binding or valid. Any modification of this Agreement will be effective only if it is in writing and signed by both parties hereto.

17. This agreement shall be construed and governed by the laws of England and Wales and the parties hereby submit to the jurisdiction of the English Courts.

18. Dr. Homan's period of continuous employment with the Company commenced on 1st September 1988.

19. There are no pension entitlements under this Agreement. There is no contracting out certificate in force in respect of this employment.



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20.      There are no disciplinary or grievance rules in place in respect of Dr.
         Homan's employment. Dr. Homan may raise any grievance or concern about any disciplinary matter with the Board.


SIGNED BY
for and on behalf of
SENETEK PLC
presence of                 }
 /s/                                          /s/ P.A. Logan
-----------------------------               -----------------------
Witness                                     P.A. Logan
                                            Director
23 Palace Street
-----------------------------
London SW1
-----------------------------



SIGNED by the said Dr. Gerlof }
Homan in the presence of      }
/S/ Nancy Dennigmann                         /s/ Gerlof Homan
-----------------------------               -----------------------
Witness                                     Gerlof Homan
1714 Sibley
-----------------------------
St. Charles, MO 63301
-----------------------------




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